EXHIBIT 99(d)
                                HECHINGER COMPANY
                           CONSOLIDATED BALANCE SHEETS
                        (in thousands except share data)

                                                                                  SEPT. 27, 1997     FEB. 1, 1997    FEB. 3, 1996
                                                                                --------------------------------------------------
ASSETS
CURRENT ASSETS
Cash and cash equivalents                                                               $ 87,215          $ 36,727        $ 35,785
Merchandise inventories                                                                  973,139           414,980         414,974
Other current assets                                                                      77,324            66,637          79,533
                                                                                --------------------------------------------------
Total Current Assets                                                                   1,137,678           518,344         530,292

ASSETS HELD FOR SALE                                                                      76,671             9,400           9,400
PROPERTY, FURNITURE AND EQUIPMENT, NET                                                   325,637           461,752         497,577
COST IN EXCESS OF NET ASSETS ACQUIRED, NET                                                50,967            52,066          53,743
LEASEHOLD ACQUISITION COSTS, NET                                                          36,438            46,876          49,128
OTHER ASSETS                                                                              41,008            16,665          10,281
                                                                                --------------------------------------------------
TOTAL ASSETS                                                                         $ 1,668,399       $ 1,105,103     $ 1,150,421
                                                                                ==================================================


LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Revolving credit facility                                                              $ 243,970          $ 84,814     $       -
Current portion of long-term debt and capital lease obligations                           32,382             3,657           3,806
Due to parent                                                                             34,324               -               -
Accounts payable and accrued expenses                                                    562,987           207,468         278,021
Accrued costs for store closings                                                          61,397            12,828          43,246
                                                                                --------------------------------------------------
Total Current Liabilities                                                                935,060           308,767         325,073

LONG-TERM DEBT, LESS CURRENT PORTION                                                     352,960           380,868         383,709
CAPITAL LEASE OBLIGATIONS, LESS CURRENT PORTION                                           76,824            13,610          15,821
DEFERRED RENT                                                                             27,087            27,602          26,779

STOCKHOLDERS' EQUITY
Common stock, $.01 par value; authorized 1,000; 0; and 0 shares
  respectively; issued 10; 0 and 0 shares, respectively                                      -                 -               -
Class A common stock, $.10 par value; authorized 0; 50,000,000 and
  50,000,000 shares, respectively; issued 0; 32,608,139 and 30,892,581
  shares, respectively                                                                       -               3,261           3,089
Class B common stock, $.10 par value, authorized 0; 30,000,000 and
  30,000,000 shares, respectively; issued 0; 9,716,371 and 11,431,929
  shares, respectively                                                                       -                 971           1,143
Additional paid-in capital                                                               241,507           238,248         238,248
Contributed capital                                                                      108,058               -               -
Retained earnings (accumulated deficit)                                                  (73,097)          132,914         157,990
Unearned compensation                                                                        -                (253)           (759)
Less treasury stock at cost, 0; 97,265 and 39,325 Class A common shares, respectively, and 0; 14,497 and 14,497 Class B common
  shares, respectively                                                                       -                (885)           (672)
                                                                                ---------------------------------------------------
Total Stockholders' Equity                                                               276,468           374,256         399,039
                                                                                ---------------------------------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                           $ 1,668,399       $ 1,105,103     $ 1,150,421
                                                                                ===================================================


See notes to consolidated financial statements.